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                                                     Exhibit 10.3

             THIRD AMENDMENT TO AMENDED AND RESTATED
      OWENS-ILLINOIS, INC. SENIOR MANAGEMENT INCENTIVE PLAN


     Pursuant to authority reserved and duly delegated to the Compensation Committee (the "Committee") of the Board of Directors of Owens-Illinois, Inc. (the "Company") under the Amended and Restated Owens-Illinois, Inc. Senior Management Incentive Plan (the "Plan"), the Committee hereby amends the Plan as follows:

     1.  Paragraph 6 of the Plan is amended to read as follows:

          6. Performance Objectives. The Board, on recommendation of the CEO, shall establish one or more Performance Objec-tives for the Company for each year, each of which shall be expressed as the attainment by the Company, at the end of such year, of a specified measurable operating, financial, or other objective, such as (but not limited to) a specified rate of Return on Net Assets or shareholders equity or a specified rate of earnings per share. The Board may, in its discretion on recommendation of the CEO, establish separate Performance Objectives for one or more Units for any year, expressed as the attainment by such Unit, at the end of such year, of a specified measurable operating, financial, or other objective, such as (but not limited to) a specified rate of Return on Net Assets or shareholders equity or a specified rate of earnings per share. Each year's Perfor-mance Objective(s) shall be established before or as soon as practicable after the beginning of such year, and each Executive shall thereupon be notified thereof.

     2.  Paragraph 7 of the Plan is amended to read as follows:

          7. Operating Results. As soon as practicable after the end of each year, the specific objective or objectives used as the Performance Objective(s) for such year for the Company and for each Unit shall be determined and reported to the Board and the CEO. The Company's Operating Results for each year, for purposes of the Plan, shall be the percentage which the specific objective or objectives used as the Performance Objec-tive(s) for such year, as so reported, is of the Company's Performance Objective(s) for such year.
               Each Unit's Operating Results for each year, for purposes of the Plan, shall be the percentage which the Unit's specific objective or objectives used as the Performance Objective(s) for such year, as so reported, is of the Company's or, if established, the Unit's Performance Objective(s) for such year.

     3.  Paragraph 8.4 of the Plan is amended to read as follows:

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         8.4   To the extent payable in accordance with paragraph 8.2
               hereof, the Discretionary component of the Bonus Pool shall be paid to Executives as Annual Bonuses in the discretion of the CEO or, in the case of the CEO's Annual Bonus, in the discretion of the Board, taking into consideration, in addition to the Company's or a Unit's Operating Results as defined for purposes of this Plan, an Executive's contributions to the Compa-ny's other financial and non-financial objectives, such as quality of service and products, customer satisfaction, adherence to or furtherance of the Company's legal and ethical policies, product develop-ment, market share, improvement in financial indica-tors of the Company's success other than the specific objective or objectives used as the Performance Objec-tive(s) for such year, and effective response to adverse economic conditions or to unforeseen adverse events beyond the control of the Company or a Unit.

     4. This Third Amendment shall be effective as of January 1, 1997. In all other respects the Plan shall remain in full force and effect as original-ly adopted and heretofore amended.

     IN WITNESS WHEREOF, the Committee has caused this Third Amendment to be executed by a duly authorized officer of the Company as of the 18th day of July, 1997.


                                   Owens-Illinois, Inc.


                                   By /s/ Thomas L. Young
                                      --------------------------
                                        Executive Vice President
Attest:


/s/ James W. Baehren
    --------------------
     Assistant Secretary













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